UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18th, 2004

Commission File No. 000-25553

Hubei Pharmaceutical Group Ltd.
(Exact name of registrant as specified in its charter)

NEVADA	88-0419476
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

410 Park Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 881-2891

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

       On November 18, 2004, the directors of Hubei Pharmaceutical Group, Ltd. acted to amend the bylaws of the Company as follows:

a)	As permitted by Nevada law, Article III, Section 13 of our bylaws was amended to enable actions to be taken by written consent of shareholders holding a majority of the voting power. Our previous bylaw permitted actions to be taken by the written consent of all stockholders. The amended Section 13 of our bylaws reads as follows:

SECTION 13. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, if a consent in writing setting forth the action so taken, is signed in original, facsimile or counterpart form by the holders of a majority of the voting power of all the outstanding shares entitled to vote with respect to the subject matter of the action.

b)	Article XIV of our bylaws, entitled “Loans to Officers” was deleted in its entirety.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubei Pharmaceutical Group Ltd. (Registrant)

By:	/s/ H. Y. (Reid) Li
H. Y. (Reid) Li
President and Chief Executive Officer

Date: September 23rd, 2004